As filed with the Securities and Exchange Commission
                                        on     March 25, 1997

                                     File Nos. 811-11652


                                    SECURITIES AND EXCHANGE COMMISSION
                                          WASHINGTON, D.C. 20549


                                                 FORM N-2


                                     Registration Statement Under the
                                      Investment Company Act of 1940

                                         Amendment No.     4


                              PREFERRED INCOME MANAGEMENT FUND INCORPORATED
                            (Exact Name of Registrant as specific in charter)


                                        301 E. Colorado Boulevard,
                                                Suite 720
                                        Pasadena, California 91101
                                 (Address of Principal Executive Offices)


                               Registrant's Telephone Number (818) 795-7300


                                            Christine P. Ritch
                              Preferred Income Management Fund Incorporated
                                            One Exchange Place
                                       Boston, Massachusetts 02109
                                 (Name and Address of Agent for Service)

     * All items required to be set forth in Part B: Statement of Additional Information have been included in Part A: The Prospectus.




                              PREFERRED INCOME MANAGEMENT FUND INCORPORATED

                                          CROSS-REFERENCE SHEET
                                       PARTS A AND B OF PROSPECTUS*

                  ITEMS IN PARTS A AND B OF FORM N-2                   LOCATION IN PROSPECTUS

Item 1.       Outside Front Cover......................................  Cover of Prospectus
Item 2.       Inside Front and Outside Back............................  Inside Front and Outside Back
              Cover Page                                                 Cover of Prospectus
Item 3.       Fee Table and Synopsis.................                  Prospectus Summary; Selected
                                                                         Financial Information;
                                                                         Capitalization; Management of
                                                                         the Fund
Item 4.       Financial Highlights.....................................  Not Applicable
Item 5.       Plan of Distribution.....................................  Cover of Prospectus; Management of
                                                                         the Fund
Item 6.       Selling Shareholders.....................................  Not Applicable
Item 7.       Use of Proceeds..........................................  Use of Proceeds; Investment
                                                                         Objective and Policies; Special
                                                                         Leverage Considerations
Item 8.       General Description of the Registrant....................  Cover of Prospectus; Prospectus
                                                                         Summary; The Fund; Investment
                                                                         Objective and Policies; Special
                                                                         Leverage Considerations; Investment
                                                                         Restrictions
Item 9.       Management...............................................  Management of the Fund; Custodian,
                                                                         Transfer Agent, Dividend Paying
                                                                         Agent and Registrar and Redemption
                                                                         Agent; Description of Capital
Stock; Description of MMP;                                                                                Description of Common
Stock
Item 10.      Capital Stock, Long-Term Debt,.........                  Description of Capital Stock;                       and
Other Securities                                                         Description of MMP; Description of
Common Stock; Dividends and
                                                                         Distributions; Dividend Reinvestment
                                                                         Plan; Taxation; Tax Matters
Item 11.      Defaults and Arrears on Senior...........................  Not Applicable
              Securities
Item 12.      Legal Proceedings........................................  Not Applicable
Item 13.      Table of Contents of the Statement.......................  Not Applicable
              of Additional Information
Item 14.      Cover Page...............................................  Not Applicable
Item 15.      Table of Contents........................................  Not Applicable
Item 16.      General Information and History                            Not Applicable
Item 17.      Investment Objective and Policies........................  Investment Objective and Policies;
                                                                         Additional Investment Practices;
                                                                         Investment Restrictions; Portfolio
                                                                         Transactions
Item 18.      Management...............................................  Management of the Fund; Custodian,
                                                                         Transfer Agent, Dividend Paying Agent
and Registrar and Redemption Agent
Item 19.      Control Persons and Principal..........                  Description of Capital Stock;                       Holders
of Securities                                                          Description of MMP; Description of
Common Stock
Item 20.      Investment Advisory and Other............................  Management of the Fund
              Services

Item 21.      Brokerage Allocation and Other...........................  Portfolio Transactions and Turnover
              Practices
Item 22.      Tax Status...............................................  Dividends and Distributions;
                                                                         Dividend Reinvestment Plan;
                                                                         Taxation; Tax Matters
Item 23.      Financial Statements.....................................  Experts; Financial Statements

Part A - INFORMATION REQUIRED IN A PROSPECTUS

Item 1.  Outside Front Cover

(1)(a),(b),
(j),(k) Incorporated by reference to Amendment No. 1 to the Fund's Registration Statement as filed with the Securities and Exchange Commission (the "Commission") on January 22, 1993 (the "Common Stock Amendment") with respect to the Common Stock of the Fund and Amendment No. 3 to the Fund's Registration Statement as filed with the Commission on March 30, 1993 (the "MMP Amendment") with respect to the Money Market Cumulative Preferred Stock ("MMP") of the Fund, except as provided below.

                  Preferred Income Management Fund Incorporated (the "Fund") is a diversified, closed-end management investment company. The Fund's investment objective is high current income for holders of its Common Stock consistent with preservation of capital. In seeking to achieve its investment objective, the Fund intends to generate sufficient income to pay dividends and other amounts due on its outstanding shares of Money Market Cumulative Preferred Stock ("MMP"). The Fund's investment adviser intends to pursue strategies that it expects generally to result in the Fund's income increasing in response to significant increases in interest rates while being relatively resistant to the impact of significant declines in interest rates. The Fund intends to pursue its objective by investing in a diversified portfolio of preferred stocks and other debt and equity securities. The Fund normally will invest at least 65% of its assets in a diversified portfolio of preferred stocks, some of which preferred stocks are expected to be hedged. Preferred stocks in which the Fund invests will be rated investment grade (at least "baa" by Moody's Investors Service, Inc. ("Moody's") or "BBB" by Standard & Poor's Ratings Group ("S&P") or will be preferred stocks of issuers of investment grade senior debt, some of which may have speculative elements. In addition, the Fund may invest in unrated securities deemed by the Fund's investment adviser to be comparable in quality to rated issues in which the Fund is authorized to invest. The Fund concentrates its investments in the utilities and banking industries and is subject to the risks of such concentration. An investment in the Fund involves certain risks and special considerations and may not be appropriate for all investors. See "Investment Objective and Policies -- Risk Factors and Special Considerations." There can be no assurance that the Fund will achieve its investment objective.

(1)(c)-(i)        Not applicable.

Item 2.  Inside Front and Outside Back Cover Page

(1)               Not applicable.

(2) The Common Stock is listed on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange ("PSE") under the trading symbol "PFM."

Item 3.  Fee Table and Synopsis

(1)               Not applicable.

     (2) Incorporated by reference to the MMP Amendment, except as provided below.

                  The Fund

                  The Fund is a closed-end, diversified management investment company. The Fund invests in a diversified portfolio of preferred stocks and other debt and equity securities. The Fund normally will invest at least 65% of its assets in a diversified portfolio of preferred stocks. These preferred stocks consist principally of fixed rate preferred stocks and adjustable rate preferred stocks, some of which preferred stocks are expected to be hedged. See "The Fund" and "Investment Objective and Policies." The Fund has issued and outstanding Common Stock and Money Market Cumulative Preferred Stock. The Common Stock is traded on the New York Stock Exchange and Pacific Stock Exchange under the symbol "PFM." See "Description of Common Stock and "Description of MMP."

                  Investment Objective and Policies

                  The Fund's investment objective is high current income for holders of its Common Stock consistent with preservation of capital. In seeking to achieve its investment objective, the Fund intends to generate sufficient income to pay dividends and other amounts due on its outstanding shares of MMP. The Fund's investment adviser intends to pursue strategies that it expects generally to result in the Fund's income increasing in response to significant increases in interest rates while being relatively resistant to the impact of significant declines in interest rates. The Fund's investment adviser does not manage the Fund's portfolio with a view to maximizing the portion of the Fund's distributions qualifying for the dividends received deduction (the "Dividends Received Deduction") allowed corporations under Section 243(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). If, for any taxable year, there is any amount of distributions on shares of MMP retroactively designated by the Fund as ineligible for the Dividends Received Deduction, the Fund is required to make an Additional Distribution to certain holders or prior holders of shares of MMP. See "Description of MMP -- Dividends -- Additional Distributions."

                  Under normal market conditions, the Fund's portfolio of preferred stocks is expected to consist principally of fixed rate preferred stocks and adjustable rate preferred stocks. The Fund also expects to engage in hedging and other transactions involving options on futures contracts, futures contracts and, possibly, options on securities and stock indices. There is no limit on the portion of the Fund's assets that can be hedged, subject to compliance with applicable laws and regulations, as well as restrictions imposed in connection with the rating of the Fund's MMP. The Fund may invest up to 5% of its assets in each of options on securities and options on stock indices, and up to 10% (5% for non-bona fide hedges) of its assets may be committed to initial margin deposits on futures contracts and premiums paid for options thereon. However, under current market conditions, it is expected that up to an aggregate of 15% of the Fund's assets could be invested in options on securities and stock indices and initial margin deposits and option premiums paid in connection with futures transactions. The Fund may also invest up to 35% of its assets in the following securities: trust originated preferred securities ("TOPRS"), monthly income preferred securities ("MIPS"), quarterly income debt securities ("QUIDS"), quarterly income preferred securities ("QUIPS"), Canadian originated preferred securities ("COPRS") and other similarly structured instruments (collectively, "Hybrid Securities") and up to 15% of its assets in common stocks. While QUIDS are debt securities, other Hybrid Securities have been characterized as either preferred stock or debt by the marketplace, ratings agencies and the Internal Revenue Service. The Fund has determined to classify these instruments as debt securities for purpose of determining its portfolio allocations, although there can be no assurance that it will continue to do so. As of November 30, 1996, 96.1% of the Fund's net assets were invested in preferred stocks and Hybrid Securities in accordance with the Fund's investment objective and policies.

                  The Fund, under normal market conditions, invests 25% or more of its assets in securities of companies in the utilities industry and another 25% or more of its assets in securities of companies in the banking industry. The Fund's holdings of securities of companies in any industry other than the utilities industry or banking industry is at all times less than 25% of the Fund's assets. Consistent with the limitations described above, the proportion of the Fund's assets invested in the utilities, banking and other industries may vary from time to time, depending on market conditions. Under current market conditions, the Fund expects that holdings of utility stocks will represent a large portion of its total assets, in part due to the fact that utility stocks comprise a sizable portion of the universe of preferred stocks. As of November 30, 1996, approximately 46.4% of the Fund's net assets were invested in the utilities industry, approximately 34.7% were invested in the banking industry and approximately 16.8% were invested in other industries.

                  Economic Consultant and Administrator

                  Primark Decision Economics, Inc. ("Primark"), a division of Primark Corp., serves as the Fund's economic consultant. For economic consulting services rendered, Primark will be paid by the Fund an annual fee of $45,333. First Data Investor Services Group, Inc. ("FDISG"), a wholly-owned subsidiary of First Data Corporation, serves as the Fund's administrator. For Fund administration services, the Fund pays FDISG a fee computed and paid monthly at the annual rate of .12 of 1.00% of the Fund's average monthly net assets, such net assets being calculated as described below under "Management of the Fund -- Administrator."

                  Tax Matters

                  Dividends will be taxable as ordinary income and will be eligible for the Dividends Received Deduction to the extent that they are designated by the Fund as qualifying for such deduction. The Internal Revenue Service requires the Fund to allocate particular types of income received by it for any taxable year, including income that qualifies for the Dividends Received Deduction and that which does not, between shares of Common Stock and shares of MMP outstanding in proportion to the total amount of distributions paid to each such class of shares for such taxable year. See "Tax Matters." The Fund's portfolio, however, will not be managed with a view to maximizing the portion of the Fund's distributions eligible for the Dividends Received Deduction. Investors should note that the Fund has in the past generated and may in the future generate capital gains and other income that does not qualify for the Dividends Received Deduction. The Fund may consider a security's potential for appreciation as one factor, among others, in selecting portfolio investments, although it will not seek capital gains as a primary investment objective of the Fund's portfolio as a whole. (The amount of realized and unrealized capital gains of the Fund as of November 30, 1996 can be found in the Fund's annual report of that date.)

                  The Dividends Received Deduction is currently 70% of the amount of dividends received. President Clinton's budget proposal for the fiscal year beginning October 1, 1997, would reduce the Dividends Received Deduction to 50%. Corporate shareholders of the Fund should consider the effect on the Dividends Received Deduction of the more than 45-day holding period requirement of Section 246(c) of the Code and the rules in Section 246A that reduce the Dividends Received Deduction for debt-financed holdings of portfolio stock. See "Investment Objective and Policies -- Risk Factors and Special Considerations."




       Rating Agency Guidelines, 1940 Act Asset Coverage and Dividend Coverage

                  The Fund's investments are subject to certain investment guidelines (the "Rating Agency Guidelines") established by Moody's. The Rating Agency Guidelines require the Fund to meet, as of certain specified dates, the eligible Asset Coverage. To meet the Eligible Asset Coverage, the Fund must maintain a certain amount of its assets in Eligible Assets with an aggregate value net of liabilities (determined using procedures specified by Moody's) sufficient to cover (i) the aggregate liquidation preference of the outstanding shares of MMP including accumulated dividends, (ii) the amount of the applicable redemption premium on shares of MMP, if any, (iii) the amount of dividends projected to accumulate on the shares of MMP from the Eligible Asset Evaluation Date until the 56th day thereafter and (iv) an amount equal to the amount of any assumed Additional Distributions that would be payable on the shares of MMP. The Articles Supplementary require the Fund to meet, as of certain specified dates, the Dividend Coverage. The Dividend Coverage requires the Fund to own Dividend Coverage Assets with an aggregate value (determined using procedures specified in the Articles Supplementary) sufficient to pay the dividends that will accumulate through the next Dividend Payment Date on the outstanding shares of MMP.

                  In addition to the coverage tests established by the Rating Agency Guidelines and the Articles Supplementary, in order to pay dividends on the Common Stock, the 1940 Act requires the Fund to meet minimum asset coverage requirements (the "1940 Act Asset Coverage"). The 1940 Act Asset Coverage will be met if, as of any date of determination, the value of the Fund's total assets, less all liabilities and indebtedness not representing senior securities (as defined in the 1940 Act) of the Fund, is equal to at least 200% of the aggregate amount of senior securities representing indebtedness of the Fund plus the aggregate liquidation preference of the outstanding shares of MMP. On November 30, 1996, the 1940 Act Asset Coverage was approximately 286%.

(3)               Not applicable.

Item 4.  Financial Highlights

(1) Incorporated by reference to the Fund's Annual Report for the fiscal year ended November 30, 1996, definitive copies of which were filed with the Commission pursuant to Rule 30b2-1 of the Securities Exchange Act of 1934 on January 17, 1997 as Accession #0000927405-97-000014(the "Annual Report").

(2)               Not applicable.

(3) The table below sets out information with respect to MMP currently outstanding. The "Asset Coverage Per Share" refers to the 1940 Act Asset Coverage per share of MMP. Each share of outstanding MMP has a stated involuntary liquidation preference, which would be paid prior to the Common Stockholders receiving any amounts, of $100,000.

                                                                        Average
                                                                        Market
                                                                        Value
                                                      Involuntary      Per Share
                                    Asset             Liquidating      (Exclude
                     MMP            Coverage          Preference        Bank
Year              Outstanding       Per Share         Per Share(1)      Loans)(1)(2)
11/30/93*            775            $274,293          $100,000          $100,000
11/30/94             775             248,767           100,000          100,000
11/30/95             775             277,196           100,000          100,000
11/30/96             775             286,246           100,000          100,000

-------------------------
*        The Fund commenced operations on February 19, 1993.
(1)      Excludes accumulated undeclared dividends
(2) Excludes accrued undeclared dividends measured at the auction date of the MMP.

Item 5.  Plan of Distribution

                  Not applicable.

Item 6.  Selling Shareholders

                  Not applicable.

Item 7.  Use of Proceeds

                  Not applicable.

Item 8.  General Description of Registrant

(1)               Incorporated by reference to the MMP Amendment.

(2) Incorporated by reference to the MMP Amendment, except as provided below.

                  General

                  The Fund's investment objective is high current income for holders of its Common Stock consistent with preservation of capital. The Fund's investment objective may not be changed without the approval of the holders of a majority of the Fund's voting securities (as defined below under "Investment Restrictions"), voting as a single class, and a majority of the Fund's outstanding shares of MMP (as defined below under "Investment Restrictions"), voting as a separate class. See "Description of MMP -- Voting Rights" for additional information with respect to the voting rights of holders of shares of MMP. The Fund's investment adviser does not manage the Fund's portfolio with a view to maximizing the portion of the Fund's distributions qualifying for the Dividends Received Deduction. No assurance can be given that the Fund's investment objective will be achieved.

                  The Fund pursues its investment objective by investing in a diversified portfolio of preferred stocks and other debt and equity securities. In seeking its objective, the Fund intends to generate sufficient income to pay dividends and other amounts due on its outstanding shares of MMP. The Fund will normally invest at least 65% of its assets in a diversified portfolio of preferred stocks. As of November 30, 1996, approximately 94.0% of the Fund's net assets were invested in preferred stocks (excluding "Hybrid Securities" as defined below).

                  In selecting individual securities, the Fund's investment adviser considers, among other things, current yield, price variability and the underlying fundamental characteristics of the issuer, with particular emphasis on debt and dividend coverage and the potential for the timely payment of dividends and interest. The Fund will typically invest in fixed rate preferred stocks and adjustable rate securities. The Fund may invest in other types of securities -- such as auction rate preferred stocks and convertible preferred stocks -- in appropriate circumstances. The Fund may invest up to 35% of its assets collectively in the following securities: trust originated preferred securities ("TOPRS"), monthly income preferred securities ("MIPS"), quarterly income debt securities ("QUIDS"), quarterly income preferred securities ("QUIPS"), Canadian originated preferred securities ("COPRS") and other similarly structured instruments (collectively, "Hybrid Securities"). As of November 30, 1996, 5.5% of the Fund's net assets were invested in Hybrid Securities. The investment adviser currently anticipates using various techniques, including entering into futures contracts and options on futures contracts from time to time for the purpose of hedging some or all of its securities holdings. There is no limit on the portion of the Fund's assets that can be hedged, subject to compliance with applicable laws and regulations, as well as restrictions imposed in connection with the rating of the MMP. The Fund may invest up to 5% of its assets in each of options on securities and options on stock indices, and up to 10% (5% for non-bona fide hedges) of its assets may be committed to initial margin deposits on futures contracts and premiums paid for options thereon. However, up to an aggregate of 15% of the Fund's assets could be invested in options on securities and stock indices and initial margin deposits and option premiums paid in connection with futures transactions. See "Investment Techniques -- Futures Contracts and Options on Futures Contracts" for a discussion of the limitations and risks associated with investments in futures contracts and options on futures contracts. As of November 30, 1996, 0.3% of the Fund's net assets were invested in put options or Treasury Bond Futures. The portion of the Fund's assets not invested in preferred stocks, Hybrid Securities and hedging instruments may be invested in, among other securities, money market instruments and securities issued or guaranteed by the U.S.
                  Government, its agencies or instrumentalities ("Government Securities"), which, depending on market conditions, may at times have a higher or lower yield than preferred stocks in which the Fund invests. The Fund may also invest up to 15% of its assets in common stocks. As of November 30, 1996, 1.8% of the Fund's net assets were invested in common stocks.

                  Rating Agency Guidelines, 1940 Act Asset Coverage and
                    Dividend Coverage -- Eligible
                  Asset Coverage

                  The definition of "Eligible Assets" in the above-referenced section of the prospectus that forms part of the MMP Amendment is revised to read as follows:

                  Eligible Assets include, generally;

                  (a) cash, receivables and short-term money market instruments;

                  (b) commercial paper, bankers' acceptances, demand deposits, time deposits and certificates of deposit that are not included as short-term money market instruments having on the Eligible Asset Evaluation Date a rating from Moody's of P-2 or better or a rating from S&P of A-1+ or better and maturing within 270 days;

                  (c) preferred stocks, including preference stocks, convertible preferred and preference stocks and other "analogous securities senior to common equity," which are either (1) issued by issuers whose senior debt securities are rated at least Baa1 by Moody's or (2) rated at least baa3 by Moody's (or, if not rated by Moody's, which (A) are issued by issuers whose senior debt securities are rated at least A by S&P and
                  (B) are rated at least A by S&P) and, in each case, that meet other credit quality criteria established by Moody's;

                  (d) common stocks of issuers having outstanding senior securities rated at least Baa by Moody's (or, if not rated by Moody's, are issued by issuers whose senior debt securities are rated at least A by S&P) and that meet other credit quality criteria established by Moody's;

                  (e) auction rate preferred stocks rated at least "aa" by Moody's (or, if not rated by Moody's, AAA by S&P or otherwise approved in writing by Moody's) and which have dividend periods of not more than six days greater than the Minimum Holding Period (or, in the case of a new issue, 64 days for the initial dividend period), have never had a failed auction and meet other credit quality criteria established by Moody's;

                  (f)      U.S. Treasury Securities;

                  (g) corporate and utility bonds, which are not privately placed, are rated at least Baa by Moody's (or, if not rated by Moody's, at least A by S&P) and which meet other credit quality criteria established by Moody's; and

                  (h) securities which the Fund has bought and agreed to sell in the future.

                  "Analogous securities senior to common equity" include debt securities that either (1) rank immediately senior to any class of equity in respect of the right to receive payment of interest or the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the issuer or (2) are beneficiaries of a guarantee of the applicable common equity issuer which guarantee ranks immediately senior to any class of equity of the applicable common equity issuer in respect of the right to receive payment of interest or the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the applicable common equity issuer. These securities are included in the definition of Hybrid Securities.

(3)(a) Incorporated by reference to the Common Stock Amendment and the MMP Amendment, except as provided below.

                  Hybrid Securities

                  The Fund may invest up to 35% of its assets in MIPS, QUIDS and other similar securities, including, but not limited to, TOPRS, QUIPS and COPRS. While QUIDS are debt securities, other Hybrid Securities have been characterized as either preferred stock or debt by the marketplace, ratings agencies and the Internal Revenue Service. The Fund has determined to classify these securities as debt instruments for purposes of determining its portfolio allocations although there can be no assurance that it will continue to do so.

                  The issuer of a Hybrid Security is typically a special purpose entity which engages in no activities other than issuing preferred shares and lending the proceeds to its parent and has no assets of significance other than the subordinated loan of the parent. Accordingly, the issuer may be deemed to be an "investment company" for purposes of Section 12(d)(1) A(i) and 12(d)(1)B(i) of the 1940 Act, limiting the amount which the Fund could invest in such securities to 10% of its total assets. Rule 3a-5 under the 1940 Act excepts from the definition of "investment company" a "finance subsidiary." While it is believed that the issuers of Hybrid Securities will meet the qualifications for this exception, no assurance can be given that this will be the case with respect to each individual issue.

                  Proposed Changes to the Dividends Received Deduction

                  President Clinton's budget proposal for the fiscal year beginning October 1, 1997, contains three changes to the Dividends Received Deduction. First, the 70% deduction for dividends received by corporations holding less than 20% of the payor's stock would be reduced to 50%. Second, the deduction generally would be unavailable if the 46-day (or 91-day) holding period for the stock is not satisfied by the taxpayer over a period immediately before and immediately after the taxpayer is entitled to receive the dividend. These changes would apply to dividends paid or accrued more than 30 days after the date of enactment.

                  The third change to the Dividends Received Deduction would be to deny the deduction for preferred stock with certain non-stock characteristics. Generally, the deduction would be eliminated for dividends on "limited term preferred stock." This proposal would apply to dividends on stock issued more than 30 days after the date of enactment. There can be no assurance that any of the proposed changes would be included in the final budget, or, if included, they will be included in the current form.

                  Foreign Securities

                  The Fund may invest in analogous securities senior to common equity issued by foreign issuers, such as COPRS, but only where such issues are registered under the U.S. Securities Laws and readily tradable in the United States. Investments in foreign securities may involve higher costs than investments in U.S. securities, including higher transaction costs as well as the imposition of additional taxes by foreign governments. In addition, foreign investments may include additional risks associated with currency exchange rates, less complete financial information about the issuers, less market liquidity, and political instability. Future political and economic developments, the possible imposition of withholding taxes on interest income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls, or the adoption of other governmental restrictions, might adversely affect the payment of principal and interest on foreign obligations.

Concentration in Utilities and Banking Industries

The Fund concentrates its investments in the utilities and banking industries. As a result, the Fund's investments may be subject to greater risk and market fluctuation than a fund that had securities representing a broader range of investment alternatives.

Utilities Industry. The utilities industry generally includes companies engaged in the generation, transmission or distribution of electric energy, gas, water, telephone and telecommunications. Certain segments of the industry and individual companies within such segments may not perform as well as the industry as a whole. Many utility companies historically have been subject to risks of increases in fuel, safety and other operating costs, high interest costs on borrowings needed for capital improvement programs and costs associated with compliance with and changes in environmental and other governmental regulations. In particular, regulatory changes with respect to nuclear and conventionally fueled power generating and transmission facilities could increase costs or impair the ability of the utility companies to operate and utilize such facilities, thus reducing the utility companies' earnings or resulting in losses. Rates of return on investment of certain utility companies are subject to review by government regulators. There can be no assurance that changes in regulatory policies or accounting standards will not negatively affect utility companies' earnings or dividends. Costs incurred by utilities, such as fuel costs, often are subject to immediate market action resulting from political or military forces operating in geographic regions where oil production is concentrated, while the rates of return of utility companies generally are subject to review and limitation by state public utility commissions, which results ordinarily in a lag between costs and return. Certain utilities, especially gas and telephone utilities, have in recent years been affected by increased competition with the need to make large investments in technology to meet this competition, which could adversely affect the profitability of such utilities. Certain other utilities, particularly water companies, have been restricted to relatively mature markets which could constrain the potential for growth. Electric utilities may also be subject to increasing economic pressures due to deregulation of generation, transmission and other aspects of their business. The passage in 1992 of the Comprehensive National Energy Policy Act, which aims to improve energy efficiency, also could cause significant changes in the competitive conditions in the utilities industry.

Bank  Holding  Company  and  Bank  Stocks.   Investment  in  the  Fund  involves
consideration of various regulatory and economic factors affecting bank holding companies and their subsidiary banks.

Federal and state banking laws and regulations limit the ability of bank holding companies and their subsidiary banks to compete geographically and restrict the activities in which they may engage. From time to time, changes in law and regulation have permitted greater diversification of their financial products, but their ability to expand by acquisition or branching across state lines and to engage in non-banking activities continues to be limited. Legislation tightening and easing those restrictions has been proposed from time to time, but there is no assurance that such legislation will be adopted or as to its effect, if adopted.

Federal law and regulations require commercial banks and bank holding companies to maintain minimum levels of capital and liquidity and to establish loan loss reserves. The minimum capital requirements of banks and bank holding companies and the premium rates for federal deposit insurance have significantly increased in past years. An insured bank's failure to maintain specified capital ratios may trigger dividend restrictions, suspensions on payments on subordinated debt and limitations on growth. Bank regulators have broad authority in these instances and can ultimately impose sanctions, including conservatorship or receivership, on such noncomplying banks even when these banks continue to be solvent, thereby possibly resulting in the elimination of stockholders' equity. Unless a bank holding company has subsidiaries other than banks that generate substantial revenues, the holding company's cash flow and ability to declare dividends may be impaired severely by restrictions on the ability of its bank subsidiaries to declare dividends.

Fiscal and monetary policies of the government and general economic and political conditions may affect the availability and cost of funds to banks, loan demand and asset quality and thereby impact the earnings and financial condition of banking institutions. Downturns in a regional or local economy or in the general business cycle or depressed conditions in an industry, for example, may adversely affect the quality or volume of a bank's loan portfolio, particularly if the portfolio is concentrated in the affected region or industry. In the past decade, general economic conditions have adversely affected financial institutions' energy, agricultural, commercial real estate, less developed country and highly leveraged loan portfolios. The impact of a deteriorating economy or industry upon institutions depends, in part, on the size of the institutions, the extent to which they are involved in the type of lending or market affected, the duration of the softening in the affected area and the managerial and capital resources of the institutions. In addition, changes in accounting rules applicable to loans and investment securities also may adversely impact the financial condition of banking institutions.

(3)(b)(1) At March 1, 1997, 775 shares of MMP were outstanding at the current annual rate of 3.88%. The dividend rate, as set by the auction process, is generally expected to vary with short-term interest rates. These rates vary in a manner unrelated to the income received on the Fund's assets, which could have either a beneficial or detrimental impact on net investment income and gains available to Common Stock Shareholders. While the Fund expects to structure the portfolio holdings and hedging transactions to lessen such risks to Common Stock Shareholders, there can be no assurance that such results will be attained.

(3)(b)(2)         Incorporated by reference to the Common Stock Amendment.

(3)(b)(3)         Not applicable.

(4)               MIPS, QUIDS and Other Hybrid Securities
                  ---------------------------------------

                  The Fund may invest up to 35% of its assets in MIPS, QUIDS and other Hybrid Securities, including, but not limited to, TOPRS, QUIPS and COPRS. MIPS, as well as TOPRS, QUIPS and COPRS, refer to a class of capital stock of a U.S. or foreign corporation issued in the public market as preferred stock by a special purpose issuer of that corporation. Typically, the special purpose issuer lends the proceeds of the preferred stock offering to its parent in exchange for a subordinated debenture of the parent the interest on which is passed through the special purpose issuer to preferred holders as dividend payments. The parent deducts the interest payments on the loan; dividend payments on the preferred stock, which are not eligible for the Dividends Received Deduction, are guaranteed by the parent. QUIDS refer to a class of debt securities issued by a U.S. or foreign issuer that are subordinate and junior in right of payment to the issuer to defer payments and permit holders for a period that may be as long as five years.

                  QUIDS are structured as debt securities, not preferred shares, and would not be treated as preferred stock. Other Hybrid Securities, while denominated as preferred shares, have been characterized functionally in the marketplace as a subordinate form of debt issuance, lying between preferred stock and subordinated debt in the issuer's capital structure. Ratings agencies, however, are treating Hybrid Securities as perpetual preferred stock (rather than debt) of the parent company for many purposes. The Internal Revenue Service has expressed reservations concerning treating Hybrid Securities as equity for rating agency purposes and debt for tax purposes.

(5)               Not applicable.

(6)               Not applicable.

Item 9.  Management

(1)(a)            Incorporated by reference to the MMP Amendment.

(1)(b) Flaherty & Crumrine Incorporated (the "Adviser") serves as the Fund's investment adviser pursuant to an Advisory Agreement between the Fund and the Adviser (the "Advisory Agreement"). The Adviser which was organized in 1983 and has offices at 301
                  E. Colorado Boulevard, Pasadena, California 91101, specializes in the management of preferred stock portfolios, including related hedging activities for institutional investors, which include several Fortune 100 companies and public utilities, and had assets under management, as of December 31, 1996 of approximately $1.175 million. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 and serves as an investment adviser to Preferred Income
                  Opportunity Fund Incorporated and Preferred Income Fund Incorporated, closed-end investment companies investing primarily in preferred stocks, which, as of December 31, 1996, had approximately $420 million in aggregate net assets. Each of Messrs. Flaherty and Crumrine, the founders of the Adviser, may be deemed to control the Adviser by virtue of his ownership of 40% of the Adviser.



                  Economic Consultant

                  Primark Decision Economics, Inc. ("Primark") serves as the Fund's economic consultant pursuant to an Economic Consultant Agreement dated October 18, 1996, among Primark and the Fund (the "Economic Consulting Agreement"). Primark is located at 260 Franklin Street, 15th Floor, Boston, Massachusetts 02110. Primark is a division of Primark Corp. From the commencement of operations of the Fund until September 9, 1996, Lehman Brothers Economic Advisors served as the Fund's economic consultant. Allan Sinai, a principal of Primark, was a principal of Lehman Brothers Economic Advisors until September, 1996.

                  In its capacity as the Fund's economic consultant, Primark evaluates factors and trends affecting the banking and utilities industries and monitors, analyzes and forecasts the causal factors and behavior of a wide range of interest rates as they change under various economic conditions, inflation, policy changes and other factors, as well as the behavior of various regional economies throughout the United States. In this regard, Primark will provide written materials published by it on a regular basis, personal information support through telephone and on-site meetings involving its economists and staff and, if requested by the Fund, special consulting services. The Investment Adviser will utilize information provided by Primark in managing investments for the Fund. Primark will not furnish advice or make recommendations regarding the purchase or sale of securities by the Fund nor will it be responsible for making investment decisions involving Fund assets. For economic consulting services rendered, Primark will be paid by the Fund an annual fee of $45,333. From the commencement of the Fund's operations through September 9, 1996, Lehman Economic Advisors was paid an annual fee of $75,000.

(1)(c) In managing the day-to-day operations of the Fund, including the making of all investment decisions, the Adviser will rely on its team of money management professionals, and no one person is responsible for making recommendations to this management team. See Item 18 for additional information on these individuals.

(1)(d)            Administrator

                  First Data Investor Services Group, Inc. ("FDISG"), located at One Exchange Place, Boston, Massachusetts 02109, serves as the Fund's administrator. FDISG is a wholly-owned subsidiary of First Data Corporation. In its capacity as the Fund's administrator, FDISG calculates the net asset value of the Common Stock and generally assists in all aspects of the administration and operation of the Fund. For Fund administration services, the Fund pays FDISG a fee computed and paid monthly at the annual rate of .12 of 1.00% of the Fund's average monthly net assets (which, for purposes of calculating such fee, will be deemed to be the average monthly value of the Fund's total assets minus the sum of the Fund's liabilities (which liabilities exclude the aggregate liquidation preference of the outstanding auction rate preferred stock) and accumulated dividends, if any, on the auction rate preferred stock). Prior to December 1, 1996, the Fund paid FDISG a fee for administration services computed and paid monthly at the annual rate of .19 of 1.00% of the Fund's average monthly net assets.

(1)(e)       Custodian, Transfer Agent and Dividend-Paying Agent and Registrar
             -----------------------------------------------------------------

                  Boston Safe, a wholly-owned subsidiary of Mellon Bank, N.A., located at One Boston Place, Boston, Massachusetts 02108, acts as the custodian for the Fund's investments. For its services as custodian, the Fund pays Boston Safe a fee computed and paid monthly at the annual rate of .01 of 1.00% of the Fund's average monthly net assets. Prior to December 1, 1996, the Fund paid Boston Safe a fee computed and paid monthly at the annual rate of .02 of 1.00% of the Fund's average monthly net assets. FDISG serves as the transfer agent, dividend paying agent and registrar for the Fund's Common Stock. FDISG also serves as agent in connection with the Dividend Reinvestment and Cash Purchase Plan. For these services, the Fund pays FDISG a fee computed and paid monthly at the annual rate of .02 of 1.00% of the Fund's average monthly net assets plus certain out-of-pocket expenses. Prior to December 1, 1996, the Fund paid FDISG a fee computed and paid monthly at the annual rate of .04 of 1.00% of the Fund's average monthly net assets plus certain out-of-pocket expenses.

(1)(f)            Incorporated by reference to the MMP Amendment.

(1)(g)            Not applicable.

(2)               Not applicable.

(3)               Not applicable.

Item 10. Capital Stock, Long-Term Debt and Other Securities

(1)(a)            Incorporated by reference to the MMP Amendment.

(1)(b)            Incorporated by reference to the MMP Amendment.

(1)(c)            Incorporated by reference to the MMP Amendment.

(1)(d)            Incorporated by reference to the MMP Amendment.

(1)(e)            Incorporated by reference to the Annual Report.

(1)(f) The Fund's Articles of Incorporation and By-Laws contain provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of its Board of Directors and could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund. For example, the Fund's By-Laws include a provision that a special meeting of shareholders may be called only upon the written request of shareholders owning a majority of the votes entitled to be cast at the meeting. This provision could delay the ability of a shareholder or group of shareholders to call a special meeting. Additional information concerning certain charter and by-law provisions is incorporated by reference from "Certain Provisions of the Articles of Incorporation" in the MMP Amendment.

(2)               Not applicable.

(3)               Not applicable.

(4)               Not applicable.

     (5) As of February 1, 1997, the Fund's capital stock was as follows:

(1)               (2)                       (3)                        (4)
                                                                       Amount
                                                                    Outstanding
                                            Amount Held                Exclusive
Title             Amount                    by Fund or                 of Amount
of Class          Authorized                for its Account     Shown under (3)

Common Stock
Par Value $.01    240,000,000               None                      9,416,742

Money Market       10,000,000               None                           775
Cumulative
Preferred Stock
Par Value $.01

     (6) Incorporated by reference to the MMP Amendment, except as provided below.

     The MMP has been rated "Aa1" by Moody's and "AA+" by Fitch Investor Services, Inc. ("Fitch"). The Fund is subject to Rating Agency Guidelines established by Moody's and agreed to by Fitch with which the Fund intends to comply.

Item 11. Defaults and Arrears on Senior Securities

(1)               Not applicable.

(2)               None.

Item 12. Legal Proceedings

                  Not applicable.

Item 13. Table of Contents of the Statement of Information

                  Not applicable.

Part B - INFORMATION REQUIRED IN A STATEMENT OF INFORMATION

Item 14. Cover Page

                  Not applicable.

Item 15. Table of Contents

                  Not applicable.

Item 16. General Information and History

                  Not applicable.

Item 17. Investment Objective and Policies

     (1)-(3)  Incorporated  by  reference  to  the  MMP  Amendment  and  Item  8 hereunder.

(4) A high portfolio turnover rate (100% or higher) involves correspondingly greater expenses which must be borne by the Fund and its shareholders and may under certain circumstances make it more difficult for the Fund to qualify as a regulated investment company under the Code. The portfolio turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases of portfolio securities by the average monthly value of the Fund's portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. The Fund's portfolio turnover rate was 98% for the fiscal year ended November 30, 1996 and 93% for the fiscal year ended November 30, 1995.

Item 18. Management

     (1)-(2) Set forth in the following table are the Directors and officers of the Fund, together with certain other information. No Director or officer owned any shares of MMP on March 1, 1997. Each Director and officer serves in a similar capacity for Preferred Income Fund Incorporated and Preferred Income Opportunity Fund Incorporated. Each director who is not a director, officer or employee of the adviser or any of its affiliates receives a fee of $9,000 per annum plus $500 for each in-person meeting of the Board of Directors or any committee and $100 for each such meeting conducted by telephone conference call. In addition, all Directors are reimbursed for travel and out-of-pocket expenses associated with attending Board of Directors or committee meetings.



                                                           Common Stock
                                    Business               Beneficially
Name, Address              Experience During               Owned
and Age                    Past Five Years                 On March 1, 1997

Martin Brody               Director of the Fund,              None
Three ADP Boulevard        Director of Jaclyn,
Roseland, NJ 07068         Inc., Director of
Age:     74                several other invest-
                           ment companies

Donald F. Crumrine*        Director, Chief Financial       8,169 Shares**
301 E. Colorado Blvd.      Officer, Chief Accounting
Suite 720                  Officer, Vice President and
Pasadena, CA 91101         Secretary of the Fund,
Age:     49                Chairman of the Board and
                           Director of Flaherty & Crumrine

Robert T. Flaherty*        Director, Chairman of the        9,169 Shares**
301 E. Colorado Blvd.      Board, President and Chief
Suite 720                  Executive Officer of the
Pasadena, CA 91101         Fund and Director
Age:     59                of Flaherty & Crumrine

David Gale                 Director of the Fund,              None
Delta Dividend             President of Delta Dividend
  Group Inc.               Group, Inc. (Investments)
301 Pine Street
San Francisco, CA 94104
Age:  48

Morgan Gust                Director of the Fund,              1,296 Shares
Giant Industries, Inc.     Vice President, General
23733 N. Scottsdale Rd.    Counsel, Corporate
Scottsdale, AZ 85255       Secretary and Vice Pres-
Age:     49                ident of Administration
                           of Giant Industries, Inc.

Robert F. Wulf             Director of the Fund,              1,006 Shares
3560 Deerfield Drive       Financial Consultant
South
Salem, OR 97302
Age:     60

Robert M. Ettinger         Vice President and                 10,335 Shares**
301 E. Colorado Blvd.      Assistant Treasurer of
Suite 720                  the Fund, President
Pasadena, CA 91101         and Director of Flaherty
Age:     38                & Crumrine







Peter C. Stimes            Vice President, Treasurer           1900 Shares
301 E. Colorado Blvd.      and Assistant Secretary
Suite 720                  of the Fund, Vice President
Pasadena, CA 91101         of Flaherty & Crumrine
Age:     41

     ------------------------- * Director who is an "Interested Person" of the Fund as defined in the 1940 Act. ** 7,169 Shares of the Fund are held by Flaherty & Crumrine of which the reporting person is a shareholder and director and, therefore, is deemed to have an indirect beneficial interest in the share amounts.

(3)               Not applicable.

(4)(a) The following table sets forth certain information regarding the compensation of the Fund's Directors during the fiscal year ended November 30, 1996. No executive officer or person affiliated with the Fund received compensation from the Fund during the fiscal year ended November 30, 1996, in excess of $60,000. Directors of the Fund do not receive pension or retirement benefits from the Fund.

                                                              Total Compensation
Name of Person             Aggregate                 From the Fund and Fund
and Position               Compensation     Complex Paid to Directors*

Martin Brody               $11,700          $35,100
Director

Donald F. Crumrine         $0                        $0
Director, Chief
Financial Officer,
Chief Accounting
Officer, Vice Pres-
ident and Secretary

Robert T. Flaherty         $0                        $0
Director, Chairman of
the Board, President
and Chief Executive
Officer

David Gale**               $0                        $0
Director

Morgan Gust                         $12,200          $36,600
Director







Robert F. Wulf             $12,200          $36,600
Director

--------------------------
* Represents total compensation paid to such persons by the Fund, Preferred Income Fund Incorporated and Preferred Income Opportunity Fund Incorporated during the fiscal year ended November 30, 1996, which are considered part of the same "fund complex" because they have a common adviser.

**       Mr. Gale was not a Director of the Fund as of November 30, 1996.

(4)(b)   Not applicable.

(4)(c)   Not applicable.

Item 19. Control Persons and Principal Holders of Securities

(1)               Not applicable.

     (2) As of March 1, 1997, the following persons held of record more than 5% of the 9,416,742 outstanding shares of Common Stock:

                                            Amount
Name and Address                    of Record                 Percent
of Record Owner                     Ownership                 of Class

Horejsi Enterprises, Inc.  2,071,430                 22%
253 N. Santa Fe, POB 45
Salina, Kansas  67401

Cede & Co., as nominee for 8,816,398*                93.62%*
   The Depository Trust
   Company
P.O. Box 20
Bowling Green Station
New York, New York 10004

* Includes the amount of record ownership and percent of class held by Horejsi Enterprises, Inc.

Horejsi Enterprises, Inc. is considered a control person of the Fund, as such term is defined in Section
2(a)(9) of the 1940 Act due to the number of shares it holds of record as well as the shares it may be deemed to beneficially own but which are held of record by Lola Brown Trust No. 1B. The aggregate holdings of
Horejsi Enterprises, Inc. as of March 17, 1997 are 25.9%
(2,740,430 shares).

As of March 1, 1997, to the extent known by the Fund, Cede & Co. owned of record 100% of the MMP.

(3) At March 7, 1997, directors and officers of the Fund, as a group, beneficially owned less than 1% of the outstanding shares of the Fund.

Item 20. Investment Advisory and Other Services

(1)(a)            Not applicable.

(1)(b)            Not applicable.

(1)(c) Incorporated by reference to the MMP Amendment, except as provided below.

                  For the fiscal years ended November 30, 1996, 1995 and 1994, the Fund paid $1,297,033, $1,245,151 and $1,248,156, respectively, in investment advisory fees to the Investment Adviser.

(2)               Incorporated by reference to the MMP Amendment.

(3)               Incorporated by reference to the MMP Amendment.

(4) Incorporated by reference to the MMP Amendment and Item 9 hereunder, except as provided below.

                  For the fiscal years ended November 30, 1996, 1995 and 1994, the Fund paid $64,561, $75,000 and $75,000, respectively, in economic consulting fees to Lehman Brothers Economic Advisors.

                  For the fiscal years ended November 30, 1996, 1995 and 1994, the Fund paid $404,874, $386,961 and $387,826, respectively, in administration fees to FDISG or its predecessors.

(5)               Not applicable.

(6)               Incorporated by reference to the MMP Amendment.

(7) Coopers & Lybrand, L.L.P., located at One Post Office Square, Boston, Massachusetts 02109, are the independent accountants for the Fund.

(8)               Not applicable.

Item 21. Brokerage Allocation and Other Practices

(1)  Incorporated by reference to the MMP Amendment, except as provided below.

                  For the fiscal years ended November 30, 1996, 1995 and 1994, the Fund paid $115,825, $97,511 and $196,621, respectively, in brokerage commissions. Of these amounts, no brokerage commissions were paid to affiliates of the Fund, the Adviser, or affiliates of such entities.

(2)               Not applicable.

(3)               Incorporated by reference to the MMP Amendment.

(4)  Incorporated by reference to the MMP Amendment, except as provided below.

                  During the Fund's last fiscal year, neither the Fund nor the Investment Adviser, pursuant to any agreement or understanding with a broker or otherwise through an internal allocation procedure, directed the Fund's brokerage transactions to a broker or brokers because of research services provided.

(5)               Not applicable.

Item 22. Tax Status

                  Incorporated by reference to the MMP Amendment.

Item 23. Financial Statements

                  Incorporated by reference to the Annual Report.

PART C.           OTHER INFORMATION

Item 24.          Financial Statements and Exhibits

(1)               Financial Statements

Parts A and B:

                  Portfolio of Investments
                  Statement of Assets and Liabilities
                  Statement of Operations
                  Statement of Changes in Net Assets
                  Financial Highlights
                  Notes to Financial Statements
                  Report of Independent Accountants

                  (Incorporated by reference as set forth in Item 23)

(2)               Exhibits:

(a)(1) Articles of  Incorporation      dated December 21, 1992 are filed herein.


(2)  Articles Supplementary Creating and Fixing the Rights of MMP     dated July
     19, 1996 is filed herein.

(b)(1)     Amended and Restated By-Laws dated January 22, 1993 are filed herein.


(2)      Amendment to By-Laws dated April 29, 1994 is filed herein.

(3)      Amendment to By-Laws dated October 18, 1996 is filed herein.

(c)               Not applicable.

(d)(1) Specimen Certificate for Common Stock, par value $.01 per share is incorporated by reference to Exhibit 4 of Amendment No. 1 on Form N-2 filed with the SEC on January 22, 1993("Amendment No. 1").

     (2) Specimen Certificate for MMP, par value $.01 per share is incorporated by reference to Exhibit 4B of Amendment No. 3 to the Registration Statement filed on March 30, 1993.

     (e) Dividend Reinvestment and Cash Purchase Plan is incorporated by reference to Exhibit
                  10A of Amendment No. 1.

(f)               Not applicable.

     (g)  Investment  Advisory  Agreement      between  the Fund and  Flaherty &
Crumrine Incorporated (the "Investment Adviser") dated February 11, 1993 is filed herein.

(h)               Not applicable.

(i)               Not applicable.

     (j) Amended and Restated Custodian Agreement between the Fund and Boston Safe Deposit and Trust Company dated December 1, 1996 will be filed by amendment.

     (k)(1) Amended and Restated Administration Agreement between the Fund and First Data Investor Services Group, Inc. ("FDISG") dated December 1, 1996 is filed herein.

     (2) Amended and Restated Transfer Agency and Registrar Agreement between the Fund and FDISG dated December 1, 1996 is filed herein

     (3) Economic Consulting Agreement among the Fund, the Investment Adviser and Primark
     Decisions Economics, Inc. dated October 18, 1996 is filed herein.

(l)               Not applicable.

(m)               Not applicable.

(n)                   Consent of Independent Accountants is filed herein.

(o)               None.

     (p) Purchase Agreement between the Fund and the Investment Adviser is incorporated by reference to Exhibit 14 of Amendment No. 2 to the Registration Statement filed on February 11, 1993.

(q)               Not applicable.

(r)                   Financial Data Schedules are filed herein.

Item 25.          Marketing Arrangements

         Incorporated by reference to the Registration Statement.

Item 26.          Other Expenses of Issuance and Distribution

         Incorporated by reference to the Registration Statement.

Item 27.          Persons Controlled by or Under Common Control

                  None.

Item 28.          Number of Security Holders

                  As of March 14, 1997

G:\SHARED\LEHMAN\F&C\PFM\AGRMNTS\TRANSFER.DOC        9
                                                 Number of
                  Title of Class             Record Shareholders

                  Common Stock                            386

                  MMP                                                  1


Item 29.          Indemnification

         Incorporated by reference to the Registration Statement.

Item 30.          Business and Other Connections of Investment Adviser

                  Information as to the directors and officers of the Investment Adviser are included in its Form ADV filed with the Commission (Commission File No. 801-19384) and is incorporated herein by reference thereto.

Item 31.          Location of Accounts and Records

                  Pursuant to Section 31(a) of the 1940 Act and Rules 31a1-3 thereunder, all accounts, books and other documents required to be maintained are located at:

                  Preferred Income Management Fund Incorporated
                  c/o Flaherty & Crumrine Incorporated
                  301 E. Colorado Boulevard, Suite 720
                  Pasadena, California 91101

                  Flaherty & Crumrine Incorporated
                  301 E. Colorado Boulevard, Suite 720
                  Pasadena, California 91101
                  (As Adviser)

                  Primark Decision Economics, Inc.
                  260 Franklin Street
                  15th Floor
                  Boston, Massachusetts 02110
                  (As Economic Consultant)

                  Boston Safe Deposit & Trust Company
                  One Boston Place
                  Boston, Massachusetts 02108
                  (As Custodian)

     First Data  Investor  Services  Group,  Inc.  One  Exchange  Place  Boston,
Massachusetts   02109  (As   Administrator,   Transfer   Agent,   Registrar  and
Dividend-Paying Agent for Common Stock)


Item 32. Management Services

                  Not applicable.

Item 33. Undertakings

                  Not applicable.


                                                SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 9 to its Registration Statement on Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 25th day of March, 1997.

                              PREFERRED INCOME MANAGEMENT FUND INCORPORATED

                                          By: CHRISTINE P. RITCH
                                            CHRISTINE P. RITCH

                                        Title: Assistant Secretary